                                                                      EXHIBIT 11



             STATEMENT RE COMPUTATION OF EARNINGS (LOSS) PER SHARE
                                (In thousands)

                                                         Quarter Ended
                                                     ---------------------
                                                      April 21,  April 20,
                                                        1996       1997
                                                     ----------  ---------
Primary earnings per share:
Weighted average number of shares
 outstanding................................              7,935     32,559
Incremental shares pursuant to Staff
 Accounting Bulletin No. 83.................              1,744      2,403
                                                     ----------  ---------
Adjusted primary weighted average
 number of common and equivalent shares
 outstanding................................              9,679     34,962
                                                     ==========  =========
Fully diluted earnings per share:
Weighted average number of shares
 outstanding................................              7,935     32,559
Incremental shares pursuant to Staff
 Accounting Bulletin No. 83.................              1,744      2,403
                                                     ----------  ---------
Adjusted fully diluted weighted average
 number of common and equivalent shares
 outstanding................................              9,679     34,962
                                                     ==========  =========